UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities

Exchange Act of 1934 (Amendment No.____ )

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☐	Preliminary Information Statement

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Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

FUSE MEDICAL, INC.

(Name of Registrant as Specified In Its Charter)

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FUSE MEDICAL, INC.

1300 SUMMITT AVENUE, SUITE 670, FORT WORTH, TEXAS 76102

(817) 439-7025

INFORMATION STATEMENT

We Are Not Asking You For A Proxy And You Are Requested Not To Send A Proxy.

You are not being asked to approve anything.  This Information Statement is being provided to you solely for your information.

GENERAL INFORMATION

Why am I receiving these materials?

This Information Statement is mailed or furnished to holders of record of the outstanding common stock of Fuse Medical, Inc., a Delaware corporation (the "Company"), in connection with the action by written consent of shareholders taken without a meeting to approve a reduction in the Company's authorized shares of common stock (the "Reduction") which is described in this Information Statement. You are urged to read this Information Statement carefully and in its entirety for a description of the Reduction.

The date of this Information Statement is December 4, 2015 and is first being mailed on or about December 7, 2015. Pursuant to the Delaware General Corporation Law (the "DGCL"), the Company is required to provide prompt notice to the shareholders who have not consented in writing.

The Board is not soliciting your proxy or consent in connection with the Reduction.

What action was taken by written consent?

We obtained written consent by the holders of the majority of the voting power of the Company's capital stock (the "Majority Shareholders"), approving the amendment to the Company's Certificate of Incorporation (the "Certificate") to amend the Certificate to reduce the number of authorized shares of common stock from 500,000,000 to 100,000,000 shares.

When is the record date?

The close of business on November 23, 2015 is the record date (the "Record Date") for the determination of shareholders entitled to consent and to receive this Information Statement.

What constitutes the voting power of the Company?

On the Record Date, the date we received the consent of the holders of more than a majority of our outstanding voting power, there were 6,890,808 shares of common stock outstanding. There were no shares of preferred stock outstanding on the Record Date.

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What vote was obtained to approve the amendment to the Certificate of Incorporation described in this Information Statement?

In accordance with Sections 228 and 242 of the DGCL, if the Board adopts a resolution to amend the Certificate, an affirmative vote of a majority of the outstanding voting power entitled to vote is required. On November 19, 2015, the Board adopted this resolution. On December 1, 2015 shareholder approval was obtained through the written consent of our Majority Shareholders. Of the 6,890,808 total outstanding voting power, the Majority Shareholders holding 3,759,500 votes or 54.6% of the outstanding voting power, executed a written consent to effectuate the Reduction in the Company's authorized shares of common stock.

Therefore, a special meeting of the shareholders to approve the Reduction is unnecessary. If shareholders had been provided an opportunity to vote at a meeting, an affirmative vote of a majority of the outstanding voting power would also be required.

When will the Reduction become effective?

Once we decide to implement the Reduction, it would become effective on the date of filing of a Certificate of Amendment to our Certificate with the office of the Secretary of State of the State of Delaware. Additionally, the Certificate of Amendment may not be filed until at least 20 calendar days after the mailing of this Information Statement.

Who is paying the cost of this Information Statement?

The entire cost of furnishing this Information Statement will be paid by the Company.

Does any person have an interest in the adoption of the Reduction?

No security holders receive an extra or special benefit not shared on a pro-rata basis by all other holders of the same class.

AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO EFFECT A REDUCTION IN OUR AUTHORIZED SHARES OF COMMON STOCK

Overview

Our Board and the Majority Shareholders have approved an amendment to our Certificate, to effect the Reduction. The Board has determined that it is in the Company's and the shareholders' best interests to effectuate the Reduction. The Reduction will have no effect on the par value of our common stock.  No fractional shares will be issued in connection with the Amendment. Our common stock is currently quoted on the OTC Markets, Inc. (OTCPink) under the symbol "FZMD".  Holders of our common stock are not entitled to any preemptive rights. The proposed form of amendment to our Certificate to implement the Reduction is attached to this Information Statement as Appendix A.

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Purpose of the Reduction

The sole purpose of the change in the number of the authorized shares of our common stock from 500,000,000 shares to 100,000,000 shares is to reduce franchise and other state taxes that are computed by reference to the Company's authorized capitalization structure. Assuming no change in the Company's assets or shares outstanding, the Company estimates that adoption of the Reduction will result in a reduction of approximately 75% going forward.

Risks and Effects of the Reduction

The Company does not foresee any risks with respect to the Reduction. The Reduction will not result in any effect to our stock price or market capitalization. Our common stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act"), and we are subject to the periodic reporting and other requirements of the Exchange Act. The Reduction will not affect the registration of the common stock under the Exchange Act or our obligation to publicly file financial and other information with the Securities and Exchange Commission. If the Reduction is implemented, our common stock will continue to trade on the OTCPink.

Shares of common stock after the Reduction will be fully paid and non-assessable. The Reduction will not change any of the other terms of our common stock. The shares of common stock after the Reduction will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the shares of common stock prior to the Reduction.

Procedure for Implementing the Reduction

The Reduction would become effective upon the filing of a Certificate of Amendment to our Certificate with the Secretary of State of the State of Delaware.

Payment for Fractional Shares

There will be no need to issue fractional shares of common stock as a result of the Reduction.

No Appraisal Rights

Shareholders have no rights under DGCL or under our charter documents to exercise dissenters' rights of appraisal with respect to the Reduction.

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Voting Securities and Principal Holders Thereof

The following table sets forth the number of shares of our common stock beneficially owned as of the Record Date by: (i) those persons known by us to be owners of more than 5% of our common stock; (ii) each director; (iii) our named executive officers for fiscal 2015; and (iv) all of our executive officers and directors as a group. Unless otherwise specified in the notes to this table, the address for each person is: c/o Fuse Medical, Inc. 1300 Summit Avenue, Suite 670, Fort Worth, Texas 76102.

Title of Class	Beneficial Owner	Amount and Nature of Beneficial Owner (1)	Percent of Class (1)

Directors and Named Executive Officers:
Common Stock	Christopher Pratt (2)	1,175,476	17.1%
Common Stock	Alan Meeker (3)	717,691	10.4%
Common Stock	David Hexter (4)	160,461	2.3%
Common Stock	Stephen Corey (5)	72,000	1.0%
Common Stock	Randall Dei (6)	252,816	3.7%
Common Stock	Robert Donehew (7)	375,710	5.5%
Common Stock	Rusty Shelton (8)	797,904	11.6%

Common Stock	All directors and executive officers as a group (6 persons)	2,834,367	41.1%

5% Shareholders:
Common Stock	Jonathan Brown (9)	1,463,903	21.2%
Common Stock	WHIG, LLC	725,022	10.5%

(1)

Applicable percentages are based on 6,890,808 shares of common stock outstanding as of the Record Date. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options and warrants currently exercisable or convertible or exercisable or convertible within 60 days (of the Record Date) are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person. The table includes shares of common stock, options, and warrants exercisable or convertible into common stock and vested or vesting within 60 days (of the Record Date). Unless otherwise indicated in the footnotes to this table, we believe that each of the shareholders named in the table has sole voting and investment power with respect to the shares of common stock indicated as beneficially owned by them.

(2)

Pratt. Dr. Pratt is an executive officer and a director. Includes 648,000 shares of common stock owned by CCEP Holdings, LLC, of which Dr. Pratt is the sole member; 51,536 shares held by Cooks Bridge, LLC, Dr. Pratt and Mr. Shelton are two of its managers; and 25,940 shares held by Cooks Bridge II, LLC, Dr. Pratt and Mr. Shelton are two of its managers.

(3)

Meeker. Mr. Meeker is a former executive officer and director. Includes 540,000 shares of common stock owned by Axis Global, LLC, of which Mr. Meeker is the sole member; 105,969 shares held by JAR Financing, LLC, Mr. Meeker and Mr. Shelton serve as two of its three managers; 69,522 shares held by Cooks Bridge, LLC, Mr. Shelton and Dr. Pratt are two of its managers; and 2,200 shares owned by ShennaCo Investment Corporation, Inc. Mr. Meeker is the President of ShennaCo Investment Corporation, Inc. of which the sole stockholder is the David Alan Meeker Family Irrevocable Trust ("DAMFIT"). Mr. Meeker does not serve as a trustee nor is he the beneficiary of DAMFIT.

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(4)	Hexter. Mr. Hexter is an executive officer.

(5)

Dei. Dr. Dei is a director. Includes 180,000 shares of common stock owned by TJAL Holdings, LLC, of which Dr. Dei is the sole member; 49,016 shares held by Cooks Bridge, LLC, Mr. Shelton and Dr. Pratt are two of its managers; and 23,800 shares held by Cooks Bridge II, LLC, Mr. Shelton and Dr. Pratt are two of its managers.

(6)	Corey. Dr. Corey is a director. The shares of common stock reported are held by an entity which Dr. Corey controls.

(7)

Donehew. Mr. Donehew is a director and an executive officer. Includes 6,840 shares of common stock owned by Donehew Fund Limited Partnership, of which Donehew Capital LLC, a Georgia limited liability company, is the general partner and Mr. Donehew is the manager of Donehew Capital LLC; 9,803 shares held by Cooks Bridge, LLC, Mr. Shelton and Dr. Pratt are two of its managers; 4,660 shares held by Cooks Bridge II, LLC, Mr. Shelton and Dr. Pratt are two of its managers; and 7,524 shares of common stock issuable upon exercise of exercisable options.

(8)

Shelton. Mr. Shelton is a director. Includes 540,000 shares of common stock owned by ReSurge Hospitals, Inc., of which Mr. Shelton is the sole stockholder; 105,970 shares owned by JAR Financing, LLC, Mr. Shelton and Mr. Meeker serve as two of its three managers; 102,934 shares held by Cooks Bridge, LLC, Mr. Shelton and Dr. Pratt are two of its managers; and 49,000 shares held by Cooks Bridge II, LLC, Mr. Shelton and Dr. Pratt are two of its managers.

(9)

Brown. Includes 1,206,000 shares of common stock owned by Twelve Global, LLC, of which Mr. Brown is the sole member; 105,969 shares owned by JAR Financing, LLC, Mr. Meeker and Mr. Shelton serve as two of its three managers; 102,934 shares held by Cooks Bridge, LLC, Mr. Shelton and Dr. Pratt are two of its managers; and 49,000 shares held by Cooks Bridge II, LLC, Mr. Shelton and Dr. Pratt are two of its managers.

Where You Can Find More Information

You can read and copy any materials that the Company files with the Securities and Exchange Commission at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C.  20549.  You can obtain information about the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains information we file electronically with the SEC, which you can access over the Internet at www.sec.gov. Copies of these materials may also be obtained by mail from the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates.

Delivery of Documents to Security Holders Sharing an Address

If you and one or more shareholders share the same address, it is possible that only one Information Statement was delivered to your address.  Any registered shareholder who wishes to receive a separate copy of the Information Statement at the same address now or in the future may call the Company at (817) 439-7025 or mail a request to receive separate copies to Fuse Medical, Inc., 1300 Summit Avenue, Suite 670, Fort Worth, Texas 76102, Attention: Corporate Secretary, and we will promptly deliver the Information Statement to you upon your request.  Shareholders who received multiple copies of this Information Statement at a shared address and who wish to receive a single copy may direct their request to the same address.

By Order of the Board of Directors

/s/ Christopher Pratt
Christopher Pratt
Chief Executive Officer

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Appendix A

CERTIFICATE OF AMENDMENT TO CERTIFICATE OF INCORPORATION

OF FUSE MEDICAL, INC.

Fuse Medical, Inc. (the "Company"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Delaware General Corporation Law"), hereby certifies as follows:

1.

Pursuant to Sections 228 and 242 of the Delaware General Corporation Law, the amendment herein set forth has been duly approved by the Board of Directors and holders of a majority of the outstanding capital stock of the Company.

2.	The first paragraph of Article IV of the Certificate of Incorporation is hereby amended:

The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is 120,000,000, of which 100,000,0000 shares shall be Common Stock of the par value $0.01 per share and 20,000,000 shall be Preferred Stock of the par value $0.01 per share.

3.

This Certificate of Amendment to Certificate of Incorporation was duly adopted and approved by the shareholders of this Company on the ______ day of __________2015 in accordance with Section 228 and Section 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to Certificate of Incorporation as of the ___ day of December ______ 2015.

FUSE MEDICAL, INC.

By:
______________________________, Chief _____________________ Officer

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